                                                              EXHIBIT (d)(5)(ii)

[ING FUNDS LOGO]

January 1, 2004

Michael Gioffre
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3607

Dear Mr. Gioffre:

         Pursuant to the Sub-Advisory Agreement dated August 1, 2003 between ING Investments, LLC and Aeltus Investment Management, Inc. (the "Agreement") we hereby modify the fees payable to the Sub-Adviser for ING Classic Money Market Fund, ING High Yield Bond Fund, ING Intermediate Bond Fund and ING National Tax-Exempt Bond Fund (the "Funds") as indicated below:

SERIES                                            ANNUAL SUB-ADVISER FEE
------                                            ----------------------
                                       (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Classic Money Market Fund                             0.1125%

ING High Yield Bond Fund                                  0.2925%

ING Intermediate Bond Fund                                0.2250%

ING National Tax-Exempt Bond Fund                         0.2250%

         Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Schedule A of the Agreement, effective January 1, 2004. The Amended Schedule A, with the annual sub-advisory fees indicated for the Funds, is attached hereto.

         Please signify your acceptance of the modified fees under the Agreement with respect to the Funds by signing below.

                                             Very sincerely,

                                             /s/ Michael J. Roland
                                             Michael J. Roland
                                             Executive Vice President
                                             ING Investments, LLC

7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000       ING Investments, LLC
Scottsdale, AZ 85258-2034           Fax: 480-477-2744
                                    www.ingfunds.com

January 1, 2004
Page 2

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.

By: /s/ Jeffrey T. Becker
    -------------------------
Name: Jeffrey T. Becker
Title: SVP & CFO, Duly Authorized

7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000       ING Investments, LLC
Scottsdale, AZ 85258-2034           Fax: 480-477-2744
                                    www.ingfunds.com

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

                                                     ANNUAL SUB-ADVISER FEE
                                                     ----------------------
SERIES                                    (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------
ING Classic Money Market Fund                                0.1125%

ING GNMA Income Fund                         0.2700% of first $150 million of assets
                                        0.2250% of assets in excess of $150 million up to
                                                          $400 million
                                        0.2025% of assets in excess of $400 million up to
                                                          $800 million
                                           0.1800% of assets in excess of $800 million

ING High Yield Bond Fund                                     0.2925%

ING High Yield Opportunity Fund                              0.2700%

ING Intermediate Bond Fund                                   0.2250%

ING Lexington Money Market Trust             0.2250% of first $500 million of assets
                                           0.2025% of assets in excess of $500 million

ING Money Market Fund                                        0.1575%

ING National Tax-Exempt Bond Fund                            0.2250%